Exhibit 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

      Pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, W. Gary Suttle, Rockford’s Chief Executive Officer and James M. Thomson, Rockford’s Chief Financial Officer, each certifies with respect to Rockford Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, that:

•	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the report fairly presents, in all material respects, Rockford’s financial condition and results of operations.

Dated: March 30, 2004	/s/ W. Gary Suttle
W. Gary Suttle Chief Executive Officer

Dated: March 30, 2004	/s/ James M. Thomson
James M. Thomson Chief Financial Officer

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